Exhibit 10.17
OTIS WORLDWIDE CORPORATION
DEFERRED COMPENSATION PLAN
Amendment #1

The Otis Worldwide Corporation Deferred Compensation Plan, as of January 1, 2020 (the “Plan”) is hereby amended as follows:
1.Effective January 1, 2021, Article II(b) is hereby amended as follows:
“(b)    Benefit Restoration Contribution means a contribution by the Corporation to the Participant’s Plan Account to recognize the reduction in the value of employer matching or other contributions under the Qualified Savings Plan, and under the Savings Restoration Plan (provided the Participant has elected to contribute to the Savings Restoration Plan for the applicable Plan year), as a result of the reduction of such Participant’s Compensation as a result of participating in this Plan, assuming that the Participant would have received the maximum employer matching contributions available to the Participant under such other plan. Such Benefit Restoration Contribution shall be adjusted as the Committee deems appropriate to the extent that the Participant did not meet the eligibility criteria for an employer matching or other applicable contribution under the Qualified Savings Plan or the Savings Restoration Plan for the entire Plan year.”
2.Effective January 1, 2020, Article II(t) is hereby amended as follows:
“(t)    Qualified Saving Plan means the United Technologies Corporation Employee Savings Plan until the Spin-off date and means the Otis Retirement Savings Plan from and after the Spin-off date.”
3.Effective January 1, 2022, Section 3.1 is hereby amended as follows:
“3.1    Eligibility
Each eligible Participant as of the annual enrollment period as specified by the Committee will be eligible to elect to defer Compensation under the Plan in accordance with the terms of the Plan and the rules and procedures established by the Committee.”
4.Effective January 1, 2022, Section 4.3 is hereby amended by adding the following new paragraph after the first paragraph thereof:
“Notwithstanding the preceding paragraph, newly hired executives eligible for participation in the Plan (excluding employees promoted to an eligible executive level) may elect to defer their base salary during the current calendar year by filing an Election Form within thirty (30) calendar days from their hire date and such election shall apply to Compensation for services performed commencing with the first payroll period after the election becomes effective. However, if such individual is not eligible to make this initial deferral election under Treas. Reg. Sec. 1.409A-2(a)(7) (i.e., because he or she was rehired and was eligible to participate in the Plan (other than the accrual of earnings) during the preceding 24-month period, then such

Election Form will be effective as described in this Section 4.3 without regard to the preceding sentence.”
5.Effective January 1, 2020, the last sentence of Section 4.7 is hereby deleted.
6.Effective January 1, 2020, Section 6.1 is hereby amended as follows:
“6.1    Timing of Plan Distributions
Except as provided in Section 4.7 (Change in Distribution Election), Section 6.3 (Separation from Service before Attaining Age Fifty (50)), Section 6.4 (Separation from Service of Specified Employees), and Section 6.5 (Death), the value of a Participant’s Retirement Account will be distributed (or begin to be distributed) to the Participant in April of the calendar year following the calendar year of the Retirement Date. The value of a Participant’s Special Purpose Account will be distributed (or begin to be distributed) to the Participant in April of the year specified in the Participant’s initial election or in any change in election under Section 4.7. This means, for example, that if a deferral election specifies a Deferral Period until 2020, distribution will occur in April 2020.”
7.Effective January 1, 2021, the first sentence of Section 7.1 is hereby amended as follows:
“The Committee may, at any time, amend the Plan in whole or in part, provided that no amendment may decrease the value of any Plan Accounts as of the date of such amendment.”
IN WITNESS WHEREOF, this amendment has been duly executed by the Vice President, Total Rewards of Otis Worldwide Corporation as of the date indicated below.

                    /s/ Steve Stevenson
                    Vice President, Total Rewards
                    Steve Stevenson

Dated: December 23, 2021
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